Exhibit 99.1

NEW YORK COMMUNITY BANCORP, INC. RECEIVES FINAL REGULATORY APPROVAL FOR THE ACQUISITION OF FLAGSTAR BANCORP, INC.

HICKSVILLE, N.Y. and TROY, Mich., Nov. 7, 2022 /PRNewswire/ -- New York Community Bancorp, Inc. (NYSE: NYCB) (the "Company" or "NYCB") and Flagstar Bancorp, Inc. (NYSE: FBC) ("Flagstar") today announced that NYCB has received regulatory approval from the Federal Reserve Board (the "FRB") to complete its previously announced acquisition of Flagstar Bancorp, Inc. ("Flagstar"). On October 28, 2022, NYCB and Flagstar announced the receipt of regulatory approval from the Office of the Comptroller of the Currency to convert Flagstar Bank, FSB to a national bank to be known as Flagstar Bank, N.A. and to merge New York Community Bank into Flagstar Bank, N.A. With the FRB approval, no further regulatory approvals are required to complete the acquisition.

The consummation of the acquisition of Flagstar by NYCB is expected to take place on December 1, 2022, subject to the satisfaction of the remaining customary closing conditions set forth in the merger agreement between the two companies. The Company will continue to be known as New York Community Bancorp, Inc. and trade under the "NYCB" ticker symbol.

The acquisition would create one of the largest regional banks in the country, operating 395 branches across a nine-state franchise, including strong footholds in the Northeast and the Midwest and exposure to high growth markets in the Southwest and West Coast. Through the Flagstar Mortgage division, the Company will operate nationally through 81 retail home lending offices in 26 states and a wholesale network of approximately 3,000 third-party mortgage originators.

Commenting on the approvals, NYCB Chairman, President, and Chief Executive Officer Thomas R. Cangemi stated: "We are extremely gratified to receive all necessary regulatory approvals required to close on our acquisition of Flagstar. The acquisition combines two like-minded organizations, creating a nearly $90 billion regional bank with better scale and capabilities, including an expanded branch network, a full-suite of financial products and services, a diversified funding base and loan portfolio, and importantly, the combined talent and leadership of our two companies. We are excited about the significant opportunities that the merger provides to both sides and the positive impact both banks will continue to have on our employees, communities, and shareholders, and to our customers throughout each of our markets."

"The regulatory approval we received positions us to create a premier bank with a robust commercial lending operation, an expansive and powerful retail banking network, and industry-leading mortgage origination and servicing businesses," said Alessandro DiNello, President and CEO of Flagstar.

"Our larger balance sheet will help us invest more in technologies that enhance the customer experience and create a more personalized approach to banking. Our communities will benefit from our combined commitment; our employees from the greater resources and opportunities available at a larger bank; and our shareholders from the diverse earnings power of the combined company. We could not have teamed up with a more complementary partner and I look forward to the powerful results we will achieve when our Flagstar team is paired with our outstanding partners at NYCB."

About New York Community Bancorp, Inc.
Based in Hicksville, N.Y., New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At September 30, 2022, the Company reported assets of $63.0 billion, loans of $49.0 billion, deposits of $41.7 billion, and stockholders' equity of $6.7 billion.

Reflecting our growth through a series of acquisitions, the Company operates 237 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

About Flagstar Bancorp, Inc.
Flagstar Bancorp, Inc. (NYSE: FBC) is a $25.4 billion savings and loan holding company headquartered in Troy, Michigan. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin, and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 81 retail locations in 26 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $360 billion of loans representing over 1.4 million borrowers.

Cautionary Statements Regarding Forward-Looking Information
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to NYCB's and Flagstar's beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; NYCB's and Flagstar's estimates of future costs and benefits of the actions each company may take; NYCB's and Flagstar's assessments of probable losses on loans; NYCB's and Flagstar's assessments of interest rate and other market risks; and NYCB's and Flagstar's ability to achieve their respective financial and other strategic goals.

Forward-looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; NYCB and Flagstar do not assume any duty, and do not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among NYCB, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against NYCB or Flagstar; the possibility that the proposed transaction will not close when expected or at all because conditions to the closing are not satisfied on a timely basis or at all; the ability of NYCB and Flagstar to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of NYCB and/or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where NYCB and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate Flagstar's operations and those of NYCB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; NYCB's and Flagstar's success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by NYCB's issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of NYCB and Flagstar; and the other factors discussed in the "Risk Factors" section of NYCB's Annual Report on Form 10-K for the year ended December 31, 2021 and in other reports NYCB files with the U.S. Securities and Exchange Commission, which are available at http://www.sec.gov and in the "SEC Filings" section of NYCB's website, https://ir.mynycb.com, under the heading "Financial Information," and in Flagstar's Annual Report on Form 10-K for the year ended December 31, 2021 and in Flagstar's other filings with the SEC, which are available at http://www.sec.gov and in the "Documents" section of Flagstar's website, https://investors.flagstar.com.

New York Community Bancorp, Inc.:		Flagstar Bancorp, Inc.:
Investor/Media Contact:	Salvatore J. DiMartino	Investor Contact:	Bryan Marx
	(516) 683-4286		(248) 312-5699